As filed with the Securities and Exchange Commission on March 14, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BofI Holding, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	33-0867444 (I.R.S. Employer Identification Number)

12220 El Camino Real Suite 220 San Diego, California (Address of Principal Executive Offices)	92130 (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☑

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
RELATES: 333-121329

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title Of Each Class To Be Registered	Name Of Each Exchange On Which
Not Applicable	Each Class Is To Be Registered
Not Applicable

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Common Stock
$0.01 Par Value Per Share

ITEM 1. Description of Registrant’s Securities to be Registered.
ITEM 2. Exhibits.
SIGNATURE

ITEM 1. Description of Registrant’s Securities to be Registered.

     Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-121329) (as amended, the “Registration Statement”).

ITEM 2. Exhibits.

Exhibit	Description

3.1	Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on July 6, 1999. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement.

3.2	Certificate of Amendment of Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on January 25, 2005. Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement.

3.3	Certificate of Designation of the Registrant, filed with the Delaware Secretary of State on October 27, 2003. Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement.

3.4	Bylaws of the Registrant. Incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement.

3.5	Certificate of Amendment of Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on August 19, 1999. Incorporated herein by reference to Exhibit 3.5 to the Registrant’s Registration Statement.

3.6	Certificate of Amendment of Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on February 25, 2003. Incorporated herein by reference to Exhibit 3.6 to the Registrant’s Registration Statement.

4.2	Specimen Stock Certificate of the Registrant. Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 14, 2005

BOFI HOLDING, INC.
By:	/s/ Gary Lewis Evans
Gary Lewis Evans
President and Chief Executive Officer